UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 13, 2006
Date of Report (Date of Earliest Event Reported)

BabyUniverse, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-32577	65-0797093
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 NW 9th Avenue, Suite 104
Fort Lauderdale, Florida  33309
(Address of principal executive offices, including zip code)

(954) 771-5160
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

          On January 17, 2006, BabyUniverse, Inc. (the “Company”) issued a press release announcing the acquisition on January 13, 2006, through a wholly owned subsidiary, PoshBaby, Inc., of substantially all of the assets of Posh Tots, LLC (“Posh Tots”), pursuant to that Asset Purchase Agreement dated as of January 13, 2006 by and between PoshBaby, Inc. and Posh Tots.  The Company acquired substantially all of the assets of Posh Tots in exchange for $6.0 million in cash, a Promissory Note for $6.0 million, 237,248 shares of BabyUniverse common stock and warrants to purchase 110,000 shares of  BabyUniverse common stock at a price of $8.10 per share.  A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)  Financial Statements.  The financial statements required by Item 9.01(a) are not included in this current report.  The Company intends to file these financial statements by an amendment within the time period permitted by Item 9.01(a).

(b)  Pro Forma Financial Information.  Pro forma financial information required by Item 9.01(b) is not included in this current report.  The Company intends to file this pro forma financial information by an amendment within the time period permitted by Item 9.01(b).

(c)  Not Applicable.

(d)  Exhibits.

2.1	Asset Purchase Agreement dated as of January 13, 2006 by and between PoshBaby, Inc. and Posh Tots, LLC.

99.1	Press Release issued by BabyUniverse, Inc. on January 17, 2006 announcing the acquisition through a wholly owned subsidiary, PoshBaby, Inc., of all of the assets of Posh Tots, LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2006	BABYUNIVERSE, INC.

/s/ Robert Brown

Robert Brown
Chief Financial Officer

Exhibit Index

Exhibit	Description

2.1	Asset Purchase Agreement dated as of January 13, 2006 by and between PoshBaby, Inc. and Posh Tots, LLC.

99.1	Press Release issued by BabyUniverse, Inc. on January 17, 2006 announcing the acquisition, through a wholly owned subsidiary, PoshBaby, Inc., of all of the assets of Posh Tots, LLC.